UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	July 28, 2015

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2015, the Compensation Committee of the Board of Directors of Teleflex Incorporated (the "Company") approved the Company's entry into executive severance and change-in-control agreements with each of the following executive officers of the Company: T. Anthony Kennedy, Senior Vice President, Global Operations; Karen Boylan, Vice President, Global Regulatory Affairs and Quality Assurance; Cameron P. Hicks, Vice President, Global Human Resources; and James J. Leyden, Vice President, General Counsel and Secretary. The agreements will be on terms substantially similar to those set forth in the executive severance and change-in-control agreements currently in place with the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, subject to the following exceptions:

•
under the executive severance agreements, the severance benefits period will be equal to three weeks for each year the executive has been employed by the Company, but in no event will the benefit period be less than nine months or exceed 12 months; and

•	under the change in control agreements, the severance benefits period will be equal to 18 months.

Descriptions of the material terms of the agreements are set forth in the Company’s 2015 Proxy Statement under the section "Potential Payments Upon Termination or Change of Control." The benefits provided for under the new agreements will replace any severance and change-in-control arrangements previously in place between the Company and the executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2015	TELEFLEX INCORPORATED By: /s/ Cameron P. Hicks Name: Cameron P. Hicks Title: Vice President, Global Human Resources